Exhibit 4.4

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (I) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Void after 5:00 p.m. New York Time on the Expiration Date (as defined below)

Warrant to Purchase Shares of Convertible Preferred Stock

Warrant No

WARRANT TO PURCHASE CONVERTIBLE PREFERRED STOCK

OF

TETRALOGIC PHARMACEUTICALS CORPORATION

This is to Certify that, FOR VALUE RECEIVED,                                               , or its permitted assigns (“Holder’’), is entitled to Purchase, subject to the provisions of this Warrant, from TetraLogic Pharmaceuticals Corporation, a Delaware corporation (the “Company”), either (i) until the completion of a Qualified financing,                 fully paid, validly issued and nonassessable shares of Series A Convertible Preferred Stock, par value $0.0001 of the Company, (“Preferred Stock”) at an exercise price of $1.00 per share, or (ii) commencing on the completion of a Qualified Financing, such number of shares of Qualified Securities that is equal to the quotient of (I) $         divided by (II) the Qualified Purchase Price, at an exercise price per share equal to the Qualified Purchase Price, exercisable at any time or from time to time during the period from March 30, 2006 or to such date that is the later of (a) five years from the date of the consummation of the Company’s first firm-commitment underwritten offering of shares of its common stock in which (1) the aggregate price paid for such shares by the public shall be at least $25,000,000, and (2) the price paid by the public shall be at least $5.00 per share (appropriately and proportionately adjusted for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, the Common Stock) (a “Qualified Public Offering”), or (b) March 30, 2016 (the later of (a) and (b) is referred to herein as the “Expiration Date”), but not later than 5:00 p.m. New York City Time on the Expiration Date. The number of shares of Preferred Stock or Qualified Securities, as applicable, to be received upon the exercise of this Warrant and the exercise price to be paid for each share of Preferred Stock or Qualified Securities, as applicable, may be adjusted from time to time as hereinafter set forth. The shares of Preferred Stock or Qualified Securities deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Shares” and the exercise price for each Warrant Share, as in effect at any time and as adjusted from time to time is hereinafter referred to as the “Exercise Price.” Unless otherwise defined in this Warrant, capitalized terms used in this Warrant shall have the respective meanings ascribed to such terms in that certain Convertible Note and Warrant Purchase Agreement, dated as of March 30, 2006, among the Company, the Holder and the other signatories thereto.

(a)           EXERCISE OF WARRANT

(1)           This Warrant may be exercised in whole or in part at any time or from time to time on or after March 30, 2006 until the Expiration Date (the “Exercise Period”), provided, however, that (i) if either such day is a day on which banking institutions in the State of Delaware are authorized by law to close, then on the next succeeding day which shall not be such a day, (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company’s stockholders, prior to the Expiration Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Expiration Date into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Warrant Shares into which this Warrant might have been exercisable immediately prior thereto at the applicable Exercise Price in effect immediately prior to any such merger, consolidation or sale and (iii) fo1lowing the closing of a Qualified Public Offering, the Holder shall have the right to exercise this Warrant commencing at such time through the Expiration Date into the number of shares of common stock of the Company receivable by a holder of the number of shares of Warrant Shares into which this Warrant might have been exercisable immediately prior thereto at the applicable Exercise Price in effect immediately prior to the closing of a Qualified Public Offering. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A, duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than ten (l0) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrants should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable there under. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Shares shall not then be physically delivered to the Holder.

(2)           At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within ten (10) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next smallest whole number of Warrant Shares, together with any cash payment required pursuant to Section (c) below) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date. In the event of any Warrant Exchange, the Holder shall be deemed to have exercised this Warrant for a number of Warrant Shares equal to the Total Number.

(b)           RESERVATION OF SHARES. The Issuer shall, to provide for the exercise of Warrants, authorize, and reserve and keep available, sufficient shares, of (i) Series A Preferred Stock or Qualified Securities for issuance upon exercise of the Warrants, and (ii) Common Stock for issuance upon conversion of such Series A Preferred Stock or Qualified Securities. Such Series A Preferred Stock, Qualified Securities and Common Stock shall, when issued or delivered in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable. The Issuer shall prepare and file with the Secretary of the State of the State of Delaware all amendments to the Restated Certificate of Incorporation that are necessary to effectuate any of the Issuer’s covenants set forth in Section 5.1 of the Purchase Agreement, which amendments shall in each case be in form and substance satisfactory to the Required Holders.

(c)           FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1)           If the date for such determination is the date on which the Company’s common stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended, then the initial public offering price (before deducting commissions, discounts or expenses) at which the common stock is sold in such offering; or

(2)           If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

(3)           If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market or the OTC Bulletin Board, the current Market Value shall be the last reported sale price for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant; or

(4)           If the Common Stock is not so listed or admitted to unlisted trading privileges or if the bid and asked prices are not so reported, the current market value shall be an amount (not less than book value thereof, as of the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant) as is determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d)           EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Preferred Stock or Qualified Securities purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto as Exhibit B, duly executed and funds sufficient to pay any transfer tax, and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company that any such assignment may be made without registration under the Securities Act of 1933, as amended, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of it stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(e)           RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f)            ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)           In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Warrant Shares in such Warrant Shares, (ii) subdivide or reclassify its outstanding shares of Warrant Shares into a greater number of such Warrant Shares, or (iii) combine or reclassify its outstanding shares of Warrant Shares into a smaller number of such Warrant Shares, and there is not a simultaneous adjustment to the conversion price thereof, then there shall be an equitable adjustment of the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification so that it shall equal the price determined by multiplying the Exercise Price at that time by a fraction, the denominator of which shall be the number of shares of Warrant Shares outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Warrant Shares outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall be in addition to any subsequent adjustments to the conversion price of the Warrant Shares.

(2)           Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section (f)(1) above, the number of Warrant Shares purchasable upon exercise of this Warrant at that time shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(3)           Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Company’s books and records, and shall notify its transfer agent, if any, of such adjustment. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f)(3), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(4)           In the event that at any time, as a result of an adjustment made pursuant to Section (f)(1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections (f)(1) to (f)(3), inclusive above.

(5)           Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to the Purchase Agreement.

(6)           Any adjustment made to the Exercise Price pursuant to this Section shall be disregarded to the extent that such adjustment is made as a result of an event described in Section (f)(1) for a class or series of securities that is not the class or series of securities with respect to which this Warrant is exercised.

(g)           OFFICER’S CERTIFICATE.  Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment.  Each such officer’s certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(h)           NOTICES TO WARRANT HOLDERS.  So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Warrant Shares or Common Stock, or (ii) if the Company shall offer to the holders of Warrant Shares or Common Stock for subscription or purchase by them any share of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen business days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Warrant Shares or Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i)            RECLASSIFICATION, REORGANIZATlON OR MERGER.  In case of any reclassification, capital reorganization or other change of outstanding shares of the Warrant

Shares of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of the Warrant Shares) or in the case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of the Warrant Shares which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.  Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of the Warrant Shares and to successive consolidations, mergers, sales or conveyances.

(j)            COMPLIANCE WITH SECURITIES ACT.

(1)           Unregistered Securities.  The Holder acknowledges that neither this Warrant, nor the Warrant Shares, have been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable “blue sky” or state securities law then in effect, or (ii) the availability of an exemption from any such registration and qualification.

(2)           Legend.  Any certificates delivered to the Holder representing Warrant Shares shall bear the following legend or a legend in substantially similar form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF I 933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.”

(k)           GOVERNING LAW.  This Warrant will be governed by and construed in accordance with and governed by the laws of Delaware, without giving effect to the conflict of law principles thereof.

(l)            NOTICES.  All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested.  In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.  All notices from the Holder to the Company shall be delivered to the Company at its offices at 365 Phoenixville Pike, Malvern, Pennsylvania 19333, facsimile number (610) 889-9994, or such other address and facsimile number as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth (5th) business day following the day such mailing is made.

TETRALOGlC PHARMACEUTICALS CORPORATION

By:
Name: John M. Gill
Title: President and Chief Executive officer

Exhibit A

PURCHASE FORM

To:          TetraLogic Pharmaceuticals Corporation

The undersigned pursuant to the provisions set forth in the attached Warrant (No.                 ), (the “Warrant”) hereby irrevocably elects to (check one):

☐                                                                                    (A)          purchase          shares of the Series        Preferred Stock, par value $                   per share, of TetraLogic Pharmaceuticals Corporation (the “Preferred Stock”), covered by such Warrant and herewith makes payment of $                  , representing the full purchase price for such shares at the price per share provided for in such Warrant; or

☐                                                                                    (B)          convert         Warrant Shares (as defined below) into that number of shares of fully paid and nonassessable shares of Series        Preferred Stock, determined pursuant to the provisions of Section 2 of the Warrant.

The Series      Preferred Stock for which the Warrant may be exercised or convened shall be known herein as the “Warrant Shares.” All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant.

The undersigned is aware that the Warrant Shares have not been and, subject to certain registration rights which the undersigned may otherwise posses, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws.  The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Shares unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Shares, or (2) such transaction is exempt from registration.  The undersigned consents to the placing of a legend on its certificate for the Warrant Shares stating that the sale of the Warrant Shares has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Shares until the Warrant Shares may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares.

Dated:

2

Exhibit B

ASSIGNMENT FORM

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                                                             hereby sells, assigns and transfers unto                                                 (i)                                                                        (                                ) the right to purchase                            shares of Series      Preferred Stock, par value $                    per share, of TetraLogic Pharmaceuticals (the “Company”) pursuant to the warrant No.               (the “Warrant”) delivered herewith and standing in the name of the undersigned on the books of the Company, and does hereby irrevocably constitute and appoint the Company its attorney to transfer the said Warrant on the books of the Company with full power of substitution in the premises.

Dated:                               , 20

IN PRESENCE OF

By:
Witness Name:	Print Name:
Title:

SCHEDULE OF MATERIAL DIFFERENCES

TO EXHIBIT 4.4

Warrant Number	Name	Number of Shares	Amount
A-1	HealthCare Ventures VII, L.P.	52,083	$52,083
A-2	Novitas Capital III, L.P. (f/k/a PA Early Stage Partners III, L.P.)	20,833	$20,833
A-3	Kammerer & Associates, L.P.	10,500	$10,500